UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]     Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]     Definitive Information Statement


                               CIROND CORPORATION
                (Name of Registrant As Specified in its Charter)

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        3)   Per unit  price or other  underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)   Proposed maximum aggregate value of transaction:
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[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
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        2)   Form, Schedule or Registration Statement No.:
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        3)   Filing Party:
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        4)   Date Filed:
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

                               CIROND CORPORATION
                 100D ALBRIGHT WAY, LOS GATOS, CALIFORNIA 95032


                              INFORMATION STATEMENT

         This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the "INFORMATION STATEMENT") has been mailed on or about July 25, 2006 to the stockholders of record as of June 30, 2006 (the "RECORD DATE") of Cirond Corporation, a Nevada corporation (the "COMPANY") in connection with certain actions to be taken pursuant to the written consent, dated as of July 10, 2006, of the stockholders of the Company holding a majority of the outstanding shares of common stock.

         The actions to be taken pursuant to the written consent shall be implemented on or about August 14, 2006, at least 20 days after the mailing of this information statement.

         THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                    By Order of the Board of Directors,

                                    /s/ Francis E. Wilde

                                    Francis E. Wilde
                                    CHIEF EXECUTIVE OFFICER



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
          STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF
           COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
                      THE STOCKHOLDERS, DATED JULY 10, 2006

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated July 10, 2006, in lieu of a special meeting of the stockholders. Such action will be effected on or about August 14, 2006:

         1. The articles of incorporation of the Company, as amended (the "ARTICLES OF INCORPORATION"), will be amended and restated to change the Company's name from "Cirond Corporation" to "Amarium Technologies, Inc.";

         2. The Articles of Incorporation will be amended to effect a 1 for 65 reverse stock split, whereby, as of the Record Date, each stockholder shall receive 1 share for every 65 shares then owned;

         3. The Articles of Incorporation will be amended to increase the authorized shares of common stock from 100,000,000 to 500,000,000;

         4. The 2004 Stock Option Plan (the "Plan") will be amended to decrease the number of options authorized for issuance pursuant to the Plan to the greater of 300,000 or 10% of the number of shares of stock of the Company outstanding at the end of the Company's last completed fiscal quarter and such number shall be automatically adjusted at the beginning of each fiscal quarter.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock ("COMMON STOCK"), of which 96,110,000 shares were issued and outstanding, 24,994,000 shares of preferred stock, none of which were issued and outstanding, and 6,000 shares of Series B Non-voting 5% Convertible Preferred Stock ("Preferred Stock"), 450 shares of which were issued and outstanding. Stockholders of the Company have a right to receive 105,000,000 additional pre-split shares of common stock pursuant to their conversion of Preferred Stock dated May 9, 2006.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, no proxies or consents are being solicited in connection with the matters described in this Information Statement because the holders of a majority of the outstanding shares of Common Stock have already voted in favor of such matters by executing and delivering to the Company a majority written consent dated July 10, 2006. The shares represented by the aforementioned written consent constituted sufficient voting power to approve the matters described in this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 14, 2006.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

         On June 23, 2006, the board of directors of the Company (the "BOARD OF DIRECTORS") and on July 10, 2006 the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved amendments to the Articles of Incorporation and actions:

     o To change the Company's name from Cirond Corporation to Amarium Technologies, Inc.;
     o To effect a 1 for 65 reverse stock split, whereby, as of the record date, each stockholder shall receive 1 share for every 65 shares then owned;
     o   To increase the number of authorized common shares to 500,000,000; and
     o To decrease the number of options authorized for issuance pursuant to the 2004 Stock Option Plan.

THE CHANGE OF THE COMPANY'S NAME

         The amendments to the Articles of Incorporation will change the Company's name from Cirond Corporation to Amarium Technologies, Inc. The Company is changing its name as part of its acquisition of the assets of Servgate.

THE REVERSE STOCK SPLIT

         The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company's common stock.

         The Company currently has 100,000,000 shares of Common Stock authorized, and 96,110,000 shares of Common Stock are outstanding as of the Record Date. By implementing a reverse split on the issued and outstanding shares of Common Stock, more shares will then be available for issuance in the future.

         The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. To proportionally raise the per share price of the Common Stock by reducing the number of outstanding shares, the Board of Directors believes that it is in the best interests of the Company's stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. The Board of Directors believes that the Company's stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any "going private" transaction.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

         The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

         The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 96,110,000 shares as of June 30, 2006, to approximately 1,478,615 shares. In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

         Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to $0.03 per pre-split share which represents the current market price of the Corporation's common stock specifically calculated as the volume weighted average price from Bloomberg for the 20 trading days preceding June 23, 2006 (being the date the Board of Directors approved the Reverse Stock Split). After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately 173 record holders of the Common Stock. The reverse stock split will reduce the number of record holders of the Common Stock by approximately 76 record holders to approximately 97 record holders.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

         Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

EFFECT ON REGISTERED CERTIFICATED SHARES

         Stockholders whose shares are held in certificate form will receive a transmittal letter from our Transfer Agent, Signature Stock Transfer, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the Transfer Agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the Transfer Agent. Stockholders should not submit any certificate(s) until requested to do so.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

         The Company will promptly file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective as of August 14, 2006, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in APPENDIX A to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

         Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

            o There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

            o After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

            o There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

            o The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

AUTHORIZED SHARES

         The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding and due to the increase in authorized common shares from 100,000,000 to 500,000,000. The Company currently has 100,000,000 shares of authorized Common Stock and 96,110,000 shares of Common Stock issued and outstanding as of June 30, 2006. After the Reverse Stock Split and increase in authorized common shares, 500,000,000 common shares will be authorized and approximately 1,478,615 shares will be outstanding with approximately 1,615,385 shares to be issued. Approximately 496,906,000 shares will be available for issuance after the Amendment and Reverse Stock Split. Authorized but unissued shares of Common Stock will be available for issuance. The Company is considering issuing shares in the future, but at this time the Company has no definite plans in this regard. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

         The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split and the reduction in authorized shares.

---------------------------------------------------------------------------------------------------------------------
                                                                    SHARES OF         SHARES OF
                                                   SHARES OF       COMMON STOCK     COMMON STOCK    SHARES OF COMMON
                                                 COMMON STOCK       ISSUED AND      RESERVED FOR     STOCK AVAILABLE
                                                  AUTHORIZED       OUTSTANDING        ISSUANCE        FOR ISSUANCE
---------------------------------------------------------------------------------------------------------------------
As of June 30, 2006                               100,000,000       96,110,000       105,000,000                 -0-
---------------------------------------------------------------------------------------------------------------------
After Reverse Stock Split at the Ratio of
1-for-65 and reduction of authorized shares
                                                  500,000,000        1,478,615*        1,615,385*       496,906,000*
---------------------------------------------------------------------------------------------------------------------

-------------------
*   This number is approximate.

ACCOUNTING MATTERS

         The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of 1-for-65, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT

         Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

APPRAISAL RIGHTS

         Under the Nevada Revised Statutes ("NRS"), a reverse stock split with a mandatory redemption of fractional shares creates appraisal or dissenters' rights. Stockholders who oppose the Reverse Stock Split and the right to receive $0.03 per pre-split share in lieu of receiving a fractional share will have the right to receive payment for the value of their shares as set forth in NRS 92A.300 ET SEQ. A copy of these sections is attached hereto as APPENDIX B to this Information Statement. The material requirements for a Stockholder to properly exercise his or her rights are summarized below. However, these provisions are very technical in nature, and the following summary is qualified in its entirety by the actual statutory provisions that should be carefully reviewed by any Stockholder wishing to assert such rights. If you are a Stockholder considering dissenting, you should consult your own legal advisor.

         To exercise dissenters' rights, you must comply with the provisions of NRS 92A.300 through 92A.500, including the following conditions:

         o You must be a Stockholder on the date the Reverse Stock Split is approved by the Stockholders;
         o You must not have executed a written consent in favor of the Reverse Stock Split;
         o   You  must  demand  payment  in  accordance  with  the  terms  of  a dissenters' notice, which is attached hereto as APPENDIX C; and
         o   You must deposit your certificates in accordance with the  terms of the dissenters' notice.

         The following is a more detailed description of the conditions you must satisfy to perfect appraisal or dissenters' rights:

         1. MUST BE A STOCKHOLDER ON THE DATE THE REVERSE SPLIT IS APPROVED. To be entitled to dissenters' rights, you must be the record holder of the dissenting shares on the date the Reverse Stock Split is approved by the Stockholders of the Company. If you have a beneficial interest in shares of Common Stock that are held of record in the name of another person, you must act promptly to cause the Stockholder of record to follow the steps described below.

         2. NO APPROVAL OF THE REVERSE STOCK SPLIT. You must not have executed a written consent in favor of the approval of the Reverse Stock Split. Execution of the written consent approving the Reverse Stock Split is a waiver of dissenters' rights. Failure to have executed a written consent does not constitute a waiver of dissenters' rights.

         3. DEMAND FOR PAYMENT. A dissenters' notice is being delivered as part of this Information Statement. See Appendix C. The dissenters' notice states that the Reverse Stock Split was authorized and the effective time or proposed effective time of the Reverse Stock Split. In addition, the dissenters' notice provides important instructions you must follow in order to demand alternate payment for your shares. Specifically, the dissenters' notice sets forth the following:

         o    The address to which you must send the payment demand;
         o Where and when certificates for shares must be deposited and the date by which the Company must receive the payment demand;
         o A form for demanding payment which will request you to state the address to which payment is to be made and which includes the date of the first public announcement of the terms of the Reverse Stock Split and requires to you certify whether you acquired beneficial ownership of the shares before that date; and
         o A copy of the sections of the Nevada Revised Statutes pertaining to dissenters' rights.

         4. DEPOSIT OF CERTIFICATES. Once you receive the dissenters' notice, you must deposit your stock certificates in accordance with the terms of the dissenters' notice. If you do not demand payment or you do not deposit your certificates as required by the dissenters' notice, you will not be entitled to a dissenters' right of payment for your shares.

         Upon the consummation of the Reverse Stock Split or receipt of the payment demand, the Company shall pay each Stockholder who has complied with the requirements set forth above, and who, if the dissenters' notice so requires, certifies that he acquired beneficial ownership of the shares before the date of the first public announcement to the news media of the terms of the Reverse Stock Split, the amount that the Company estimates to be the fair value of such shares, plus accrued interest. The amount that the Board of Directors has determined to be the fair market value of the shares is $0.03 per pre-split share.

         If a Stockholder does not provide certification, as required by the dissenters' notice, that he acquired beneficial ownership of the shares before the date of the first public announcement of the terms of the Reverse Stock Split, the Company may, in lieu of making payment, offer to make payment if the dissenter agrees to accept such payment in full satisfaction of his demand. The payment or offer to make payment will be accompanied by the latest available financial statements of the Company, a statement of the estimate of the fair value of the respective shares and the amount of interest payable with respect to such shares, a statement of your rights if you are dissatisfied with the payment, and a copy of the sections of the Nevada Revised Statutes pertaining to dissenters' rights.

         If you believe that $0.03 per pre-split share paid by the Company is less than the fair value of your shares or that the interest due is incorrectly calculated, you may notify the Company of your estimate of the fair value of your shares and the amount of interest due and demand payment of your estimate, less any payment previously received. You must notify the Company of your demand in writing within 30 days after the Company made or offered payment for your shares. If, within 60 days after receipt by the Company of a demand described in this paragraph, the demand remains unsettled, the Company shall commence a proceeding and shall petition the court to determine the fair value of the shares and accrued interest thereon. If the Company does not bring the proceeding within such 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. If the proceeding is brought within the 60-day period, you will be entitled to judgment for the amount by which the court finds the fair value of your shares plus interest exceeds the amount paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

         ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

         Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

         The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

         The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

AMENDMENT TO THE COMPANY'S 2004 STOCK OPTION PLAN

         Upon the implementation of the Reverse Stock Split, the Company will have fewer options authorized for issuance pursuant to the 2004 Stock Option
Plan (the "Plan"), pursuant to an amendment to the Plan. Section 5(a) of the Plan will be amended to decrease the number of options authorized for issuance to the greater of 300,000 or 10% of the number of shares of stock of the Company outstanding at the end of the Company's last completed fiscal quarter and such number shall be automatically adjusted at the beginning of each fiscal quarter. This amendment is made to correlate to the 1 for 65 reverse stock split and the resulting lower number of shares issued and outstanding.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of June 30, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock,
(2) each director of the Company, (3) each executive officer of the Company, and
(4) all directors and executive officers of the Company as a group:

-------------------------------------------------------------------------------------------------------------------
                                                                                                  PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL                    AMOUNT AND NATURE OF      PERCENT OF CLASS        BENEFICIALLY
OWNERS (1)<F1>                                    BENEFICIAL OWNERSHIP         FOR VOTE (2)<F2>       OWNED (3)<F3>
-------------------------------------------------------------------------------------------------------------------
Bluegrass Growth Fund LP                               6,451,612                 6.7% (4)<F4>         9.9% (4)<F4>
122 East 42nd Street Suite 2606
New York, NY 10168
-------------------------------------------------------------------------------------------------------------------
BSGL LLC                                               9,000,000                   9.4%                 4.5%
M Brownrigg
1524 Columbus Ave
Burlington, CA 94010
-------------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC                       8,064,516                   8.4%                12.4%
520 Lake Cook Road Suite 690
Deerfield, IL 60015
-------------------------------------------------------------------------------------------------------------------



                                       9


-------------------------------------------------------------------------------------------------------------------
                                                                                                  PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL                    AMOUNT AND NATURE OF      PERCENT OF CLASS        BENEFICIALLY
OWNERS (1)<F1>                                    BENEFICIAL OWNERSHIP         FOR VOTE (2)<F2>       OWNED (3)<F3>
-------------------------------------------------------------------------------------------------------------------
Nicholas R. Miller                                     7,397,018                   7.7%                 3.7%
4812 Marine Drive
West Vancouver, BC V7W 292
Canada
-------------------------------------------------------------------------------------------------------------------
Penn Footwear                                          4,838,710                    5%                  7.5%
Line & Grove Streets
PO BOX 87
Nanticoke, PA 18634
-------------------------------------------------------------------------------------------------------------------
Bradley N. Rotter Self Employed Pension                8,064,516                   8.4%                12.4%
Plan and Trust
850 Cornett Avenue Suite 6
San Francisco, CA 94131
-------------------------------------------------------------------------------------------------------------------
Seaside Holdings Inc.                                  6,451,614                   6.7%                 9.9%
4185 Still Creek Drive Suite B101
Burnaby, BC V5C 6C9
Canada
-------------------------------------------------------------------------------------------------------------------
Stonestreet Limited Partnership                        8,064,516                   8.4%                12.4%
33 Prince Arthur Avenue
Toronto, ON M5R 1B2
Canada
-------------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund LTD                            4,838,710                    5%                  7.5%
PO BOX HM 2257
Hamilton, AMJX
Bermuda
-------------------------------------------------------------------------------------------------------------------
Francis E. Wilde                                          -0-                       0%                   0%
-------------------------------------------------------------------------------------------------------------------
J. Donald Herzog                                         2,000                      0%                   0%
-------------------------------------------------------------------------------------------------------------------
Officers and directors as a group (2                     2,000                      0%                   0%
persons)
-------------------------------------------------------------------------------------------------------------------
------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2> This column is based on 96,110,000 shares of Common Stock outstanding as of June 30, 2006.

(3)<F3> This column is based on 201,110,000 shares of Common Stock beneficially owned after the issuance of 105,000,000 additional pre-split shares pursuant to the conversion of Preferred Stock agreed to on May 9, 2006.

(4)<F4> Includes the beneficially owned shares under the name Bluegrass Growth Fund LTD.


                         CHANGE IN CONTROL ARRANGEMENTS

         None.

                             ADDITIONAL INFORMATION

         The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in this Information Statement, without charge, to each person to whom an Information Statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Amarium Technologies, Inc. (formerly Cirond Corporation), Attention: Corporate Secretary, 100D Albright Way, Los Gatos, California 95032, telephone (408) 385-3555. You are encouraged to review the information filed by the Company with the Securities and Exchange Commission and other publicly available information.


                                       By Order of the Board of Directors,


                                       /s/ Francis E. Wilde

                                       Francis E. Wilde
                                       CHIEF EXECUTIVE OFFICER

                                   APPENDIX A
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz


    CERTIFICATE OF AMENDMENT
PURSUANT TO NRS 78.385 and 78.390)

                                              ABOVE SPACE IF FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
Cirond Corporation

2. The articles have been amended as follows (provide article numbers, if available):
I. NAME: The name of the corporation is Amarium Technologies, Inc.

IV. AUTHORIZATION OF CAPITAL STOCK: The total number of shares of capital stock the Corporation is authorized to issue is Five Hundred Twenty-Five Million (525,000,000), which is divided into two classes: (1) Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 per share; and (2) Twenty-Five Million (25,000,000) shares of Preferred Stock, par value $0.001 per share. The class of preferred stock may be divided into such series as may be established by the Board of Directors, as provided in sections 78.195, 78.1955 and 78.196 of the Nevada Revised Statutes. The Board of Directors shall have the authority, by resolution, (1) to divide the Preferred Stock into more than one class of stock or more than one series of any class; (2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Approved by 55.7% vote of shareholders

4. Effective date of filing (optional): 8/14/06
                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 09/29/05

                                   APPENDIX B
                NEVADA REVISED STATUTES SECTIONS 92A.300 ET SEQ.

                             NEVADA REVISED STATUTES
                        SECTIONS 92A.300 THROUGH 92A.500


                           RIGHTS OF DISSENTING OWNERS

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
      (Added to NRS by 1995, 2086)

NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
      (Added to NRS by 1995, 2087)

NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)

NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)

NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
      (Added to NRS by 1995, 2087)

NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
      (Added to NRS by 1995, 2088)

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC  LIMITED-LIABILITY  COMPANY.
The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in CHAPTER 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
      (Added to NRS by 1995, 2088)

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

      1.  Except  as  otherwise  provided  in   NRS  92A.370  and  92A.390,  any
stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

           (1)  If  approval  by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
           (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.
      2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204)

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
           (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                (I)  The surviving or acquiring entity; or
                (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
           (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
      (Added to NRS by 1995, 2088)

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
       (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
       (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420  PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b)  Must not vote his shares in favor of the proposed action.
      2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights must not consent to or approve the proposed corporate action.
      3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
      1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.
      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2089; A 2005, 2205)

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
      1.  A stockholder to whom a dissenter's notice is sent must:
       (a)  Demand payment;
       (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
       (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.
      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation's registered office is located; or
      (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation's estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090)

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.
      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
       (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
       (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)

                                   APPENDIX C
                               DISSENTERS' NOTICE

                        NOTICE OF DEMAND FOR PAYMENT AND
                             DEPOSIT OF CERTIFICATES


Amarium Technologies, Inc. (formerly Cirond Corporation)
c/o Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203

         Notice is hereby given that the undersigned is the owner of __________________________ (____________) shares of the common stock, $.001 par value of Amarium Technologies, Inc. (formerly Cirond Corporation) (the "Common Stock") and is hereby making a written demand for payment of the fair value of the aforesaid shares of common stock.

         The undersigned hereby tenders and deposits the certificates for the Common Stock for purposes of processing the same in accordance with ?Section 92A.440 of the Nevada Revised Statutes.

         The address shown below is the address to which payment is to be made.

                                        Sincerely,


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                                        Signature                           Date


                                        ----------------------------------------
                                        Name


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                                        Address

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